BUSINESS LOAN AGREEMENT

Anchor Mutual Savings Bank
215 E Market, PO Box 348
Aberdeen, Washington 98520
(360)532-6222

LOAN NUMBER	AGREEMENT DATE	AGREEMENT/ACCOUNT NUMBER
	November 9, 2010	

BORROWER INFORMATION

Paneltech International Holdings, Inc.
2999 John Stevens Way
Hoquiam, WA 98550

Type of Business Entity: Corporation
State of Organization/Formation: Delaware

GUARANTOR INFORMATION

Leroy Nott
114 1st Avenue
Aberdeen, WA 98520

Type of Entity: Individual
State of Residence: Washington

Scott Olmstead
3873 Wishkah Road
Aberdeen, WA 98520

Type of Entity: Individual
State of Residence: Washington

Mary Nott
114 1st Avenue
Aberdeen, WA 98520

Type of Entity: Individual
State of Residence: Washington

Rhoda Olmstead
3873 Wishkah Road
Aberdeen, WA 98520

Type of Entity: Individual
State of Residence: Washington

Paneltech Products, Inc.
2999 John Stevens Way
Hoquiam, WA 98550

Type of Business Entity: Corporation
State of Organization/Formation: Delaware

AGREEMENT. This Business Loan Agreement will be referred to in this document as the "Agreement." This Agreement is made by **Anchor Mutual Savings Bank** (Lender), **Paneltech International Holdings, Inc.** (Borrower), **Leroy Nott, Scott Olmstead, Mary Nott, Rhoda Olmstead,** and **Paneltech Products, Inc.** (Guarantor). The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents.

DEFINITIONS. These definitions are used in this Agreement.

"Collateral" means the Property that all Obligors pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located and regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

"Events of Default" means any of the events described in the "Events of Default" section of this Agreement.

"Financial Statements" means the balance sheets, earnings statements, and other financial information that Obligors have, are, or will be giving to Lender.

"Indebtedness" means the Loan and all other loans and indebtedness of Borrower to Lender, including but not limited to Lender's payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

"Loan" means the loan or loans Lender makes to Borrower under the note or notes dated the same date as this Agreement that Borrower gives to Lender and all amendments, extensions, renewals, and refinancing.

"Obligor" means any person having any obligation to Lender, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to Guarantor and any other guarantors of the Indebtedness.

"Parties" means all Borrowers, Guarantors, and Non-Borrower Debtors signing this Agreement.

"Party" means any Borrower, Guarantor, and Non-Borrower Debtor signing this Agreement.

"Property" means the Parties' assets, regardless of what kind of assets they are.

Initials

"Related Documents" means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

IDENTIFICATION OF INDEBTEDNESS. The following loan and any amendments, extensions, renewals or refinancing (the "Loans") thereof is subject to this Agreement:

- Loan number **720328245** with a principal amount of **$1,000,000.00**

BORROWER'S REPRESENTATIONS AND WARRANTIES. Obligors represent and warrant to Lender the accuracy of the description of Borrower and Guarantor, the nature of Borrower's business shown above, and the statements made in this section. The representations and warranties will continue and remain in effect until all of the Indebtedness is fully paid to Lender and Obligors' obligations are fully performed.

Borrower's Existence and Authority. Borrower is duly formed and in good standing under all laws governing Borrower and Borrower's business, and the person or persons executing this Agreement have the power and authority to execute this Agreement and the Related Documents and to bind Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of Obligors, and there has been no material adverse change in Obligors' business, Property, or condition, either financial or otherwise, since the date of Obligors' latest Financial Statements. Obligors have filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the date of this Agreement and have paid all taxes, assessments, and other charges that are due and payable prior to the date of this Agreement. Obligors have made reasonable provision for these types of payments that are accrued but not yet payable. Borrower does not know of any deficiency or additional assessment not disclosed in Borrower's books and records.

Title and Encumbrances. Obligors have good title to all of Obligors' assets. All encumbrances on any part of the Property were disclosed to Lender in writing.

Compliance with General Law. Borrower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over Borrower, Borrower's business, or Borrower's assets.

Environmental Compliance. Obligors are in compliance with all applicable laws and rules of federal, state, and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There are no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in Borrower's business, property, or financial condition, and all representations and warranties in this Agreement and the Loan Documents are true and correct and no material fact has been omitted.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower's obligations are fully performed, Borrower covenants as follows.

Notices of Claims and Litigation/Notice of Adverse Events. Borrower will promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and every other occurrence that may have a material adverse effect on Borrower's business, financial condition, or the Property.

Insurance. Borrower will maintain adequate fire and extended risk insurance coverage, business interruption, workers' compensation, commercial general liability, and other insurance required by law or as may be required by Lender. All insurance policies will be in amounts, upon terms, and in a form acceptable to Lender. All policies must be carried with insurers acceptable to Lender. Borrower will provide evidence satisfactory to Lender of all insurance and that the policies are in full force and effect and all insurance on the Collateral will name Lender as a mortgagee and loss payee, will include a lender's loss payable endorsement, and will require ten days advance written notice to Lender of any cancellation of coverage. If the Borrower fails to maintain required insurance, the absence of the required insurance will be an Event of Default. If this happens, Lender may buy the insurance, but will have no obligation to buy it. These amounts paid by Lender will be added to the Indebtedness or will be payable on demand, at Lender's option.

Confirmatory Documents and Actions. Borrower agrees that on Lender's request, Borrower will do any act or execute any additional documents that are or may be required to make the terms of the Loan conform to the conditions contained in Lender's commitment to Borrower. Within five days of Lender's request, Borrower will furnish an estoppel certificate in a form Lender approves.

Payment of Taxes. Borrower will pay all taxes, levies, and assessments required by all local, state, and federal agencies. Borrower will make these payments when the amounts are due but before any penalty for late payment is imposed. Borrower's failure to promptly pay any tax, levy, or assessment due will be an Event of Default unless Borrower is diligently disputing the amount and Borrower has established a reserve account for the payment of the taxes if Borrower does not prevail in the dispute.

Business Existence and Operations. Borrower will keep Borrower's existence in its current organizational form in full force and effect unless Lender gives prior written consent to Borrower's proposed change. Borrower will not sell or merge Borrower's

business or any part of Borrower's business without the Lender's prior written consent. Borrower will continue its business as currently conducted. Borrower will not change its name, its identification number, or its place of organization without Lender's prior written consent. Borrower will keep its books and records at the address in this Agreement. Borrower will promptly notify Lender in writing of any planned change in Borrower's principal place of business. Borrower will also notify Lender promptly and in writing with all material changes in Borrower's ownership or managment structure.

Enviromental Compliance. Borrower will comply with all laws affecting the environment. Borrower will notify Lender within ten days after Borrower receives a summons, notice, citation, letter, or any other type of notice from any federal, state, or local authority, or any other person that claims Borrower is in violation of any law affecting the environment. Obligors indemnify and hold Lender harmless from all violations of any environmental laws. This indemnity includes all costs and expenses incurred by Lender, including reasonable attorneys' fees, that are related to a violation of any environmental laws, even if the Indebtedness has been paid at the time any proceeding, claim, or action is started against Lender. Lender may itself or through Borrower arrange for an environmental audit prepared by a qualified environmental engineering firm acceptable to Lender to confirm the continued accuracy of Borrower's environmental representations and warranties. Borrower will pay for the environmental audit and all subsequent costs to clean up the site or determine necessary actions. The Lender may at it's option, require Borrower to take other measures to ensure the environmental integrity of their business site including but not limited to ongoing site monitoring for contamination, Phase I, II, or II Environmental action and/or requiring Borrower to obtain an insurance bond or indemnity agreement with the bank as an additional insured to pay for future and necessary clean up.

Use of Proceeds. Borrower will use the Loan proceeds in its business.

Pay Limitations. Borrower will not draw, permit, or pay anyone more than is reasonable for services provided to Borrower.

No Borrowings, Guarantees, or Loans. Borrower will not incur debt, borrow money, or guaranty any loan or other obligation. Borrower will not lend any money or sell any of Borrower's accounts receivable without Lender's prior written permission.

No Encumbrances or Transfer of Assets. Borrower will not mortgage, assign, hypothecate, or encumber any of the Property except to Lender without Lender's prior written permission. Borrower will not sell, transfer, or assign any of the Property without Lender's prior written permission. Borrower will not merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of Borrower's Property or Borrower's business.

No Dividends, Distributions and Redemptions. Borrower will not pay or declare any dividend, or make any other distribution on account of any shares of any class of its stock or other ownership interest, or redeem, purchase, or otherwise acquire directly or indirectly, any shares of any class of its capital stock or other ownership interest.

No Loans or Investments. Borrower will not make any loans or advances to, or investments in, other persons, corporations or entities.

Maintenance of Accounts. Borrower will open and maintain one or more business checking accounts with Lender.

Other Information. From the date hereof until the Indebtedness is fully repaid and all of Obligors' obligations are fully performed and satisfied, the Parties cited below agree, unless otherwise consented to in writing by the Lender, they will submit the following:

Paneltech International Holdings, Inc. - reviewed Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Paneltech Products, Inc. - Unaudited Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Leroy Nott - Unaudited Personal Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Scott Olmstead - Unaudited Personal Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Mary Nott - Unaudited Personal Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Rhoda Olmstead - Unaudited Personal Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Paneltech International Holdings, Inc. - reviewed Annual Financial Statements within 20 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Leroy Nott - Unaudited Annual Financial Statements within 20 days after the end of each calendar year in form acceptable to Lender.

Scott Olmstead - Unaudited Annual Financial Statements within 20 days after the end of each calendar year in form acceptable to Lender.

Mary Nott - Unaudited Annual Financial Statements within 20 days after the end of each calendar year in form acceptable to Lender.

Rhoda Olmstead - Unaudited Annual Financial Statements within **20** days after the end of each calendar year in form acceptable to Lender.

Paneltech Products, Inc. - Unaudited Annual Financial Statements within **20** days after the end of each fiscal year in form acceptable to Lender.

Paneltech International Holdings, Inc. - Unaudited Financial Statements within **10** days after the end of each calendar month in form acceptable to Lender.

Paneltech International Holdings, Inc. - Unaudited Collateral Review Report within **10** days after the end of each calendar month in form acceptable to Lender.

EVENTS OF DEFAULT. The occurrence of any of the following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower or Guarantor under any provision of this Agreement, the Related Documents, or any other agreement with Lender.

False Statements. If an Obligor made or makes a false or misleading misrepresentation in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender, or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Borrower's business, financial condition, or the Property has occurred or is imminent; if the full performance of the obligations of any Obligor is materially impaired; or if the Collateral and its value or Lender's rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect an Obligor's business, financial condition, or the Property.

Insolvency or Liquidation. An Obligor voluntarily suspends transaction of its business or does not generally pay debts as they mature. If an Obligor has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If a receiver, trustee, or custodian is or will be appointed for an Obligor.

Default on Unrelated Debt. If Borrower or Guarantor materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against an Obligor a judgment that materially affects the Borrower's business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower's business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued.

Collateral Impairment. Lender has a good-faith belief that Lender's rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower's business is sold or merged or if Borrower or Borrower's business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon be unable to perform that Party's duties under this Agreement or under the Related Documents.

Death. The death of an individual who is an Obligor, a partner in a partnership that is an Obligor, a member in a limited liability company that is an Obligor, an officer of a corporation that is an Obligor, or an individual of similar position in any other type of business organization that is an Obligor.

REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some, all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setoff. Upon an Event of Default, the Loan and the Indebtedness may, at Lender's sole option, be declared immediately due and payable. Lender may apply Obligors' bank accounts and any other property held by Lender against the Indebtedness.

CROSS-DEFAULT AND CROSS COLLATERALIZATION. The default of any Party under this Agreement, the Related Documents, or under any other obligation to Lender is a default under this Agreement. The Collateral secures all obligations of the Parties to Lender.

ATTORNEYS' FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys' fees, to the extent permitted by law.

EXPENSES. Obligors agree to pay all of Lender's reasonable expenses incidental to perfecting Lender's security interests and liens, all insurance premiums, Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Obligors' books and records. Obligors also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender's rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Obligors and

Lender, and in connection with the preparation of all amendments, modifications, and waivers of consent with respect to this Agreement, including reasonable attorneys' fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Washington except to the extent that federal law controls. If any part, term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining portion or provisions of this Agreement will not be affected, unless the stricken portion or provision adversely affects Lender's risk of realizing Lender's anticipated return, in which case Lender may, in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or (ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled to notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Parties.

INTEGRATION AND AMENDMENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. Obligors will, upon request of Lender, make, execute, acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to carry out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business Loan Agreement, this Agreement will continue in full force and effect until all of the Obligors' obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Parties using any number of copies of the Agreement. All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender's prior written consent. Lender may transfer its interest in Lender's sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. Obligors agree to waive any objection to jurisdiction or venue on the ground that Obligors are not residents of Lender's locality. Obligors authorize any action brought to enforce Obligors' obligations to be instituted and prosecuted in any state court having jurisdiction or in the United States District Court for the District that includes Lender's location as set forth at the beginning of this Agreement. Obligors authorize Lender to elect the court at Lender's sole discretion.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the related transactions.

ORAL AGREEMENTS DISCLAIMER. Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

ADDITIONAL PROVISIONS. The Lender is obligated through statute and regulation to periodically review and evaluate its collateral in all forms; including real and personal property. The Lender will exercise this right at times of decreasing market values, when the Lender believes there has been an impairment of value in the collateral, or if the borrower has failed to meet any of the terms and conditions in the promissory note and other loan agreements. ____(LN) ____(SO)

The Lender reserves the right to utilize an independent 3rd party to re-evaluate and establish current market values as necessary; such costs will be passed on to the borrower and may be either added to the principal balance of the loan at the sole option of the lender or required to be paid separately by the borrower. Failure to pay such costs by the borrower may trigger the default provisions incorporated as a part of this agreement. ____(LN) ____(SO)

Borrower understands this line of credit is not intended for use as a permanent term financing tool. The intent of the line is to be actively managed using it for short term cash flow needs and the balance should be increasing and decreasing during its normal business cycle. ____(LN) ____(SO)

SUBMISSION OF GUARANTOR'S FINANCIAL INFORMATION:

Borrower understands that Guarantors agree to provide Lender with updated personal financial statements annually within Twenty

(20) days of calendar year end, and a copy of personal tax returns or request for extension, including all supporting schedules, annually within Fifteen (15) days of filing. ____ (LN) ____ (SO)

BORROWING BASE CERTIFICATES WITH ACCOUNTS RECEIVABLE AND INVENTORY:
Borrower agrees to provide Lender with a detailed aging of Borrower's Accounts Receivable and Accounts payable within ten (10) days from each month end. Each aging shall include an explanation of any adjustments made at the end of that month and shall be in a form acceptable to Lender. Borrower agrees to provide Lender with a detailed listing on Inventory within ten (10) days from each month end, together with an explanation of any adjustments made at the end of that month, all in a form acceptable to Lender. ____ (LN) ____ (SO)

Borrower agrees do provide Lender with detailed Annual Inventory; accounts receivables and accounts payables audits within fifteen (15) days from the end of the fiscal year end. The audit shall include an explanation of any adjustments made and shall be in a form acceptable to Lender. ____ (LN) ____ (SO)

Borrower agrees that the required Monthly collateral review report must be completed by an independent third party approved by Lender. ____ (LN) ____ (SO)

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

Paneltech International Holdings, Inc.

/s/ Leroy Nott	11/9/10	/s/ Scott Olmstead	11/9/10
By: Leroy Nott Its: President	Date	By: Scott Olmstead Its: Secretary	Date

AGREEMENT OF GUARANTOR

Guarantor (i) acknowledges reading and understanding this Agreement; (ii) consents to the provisions of this Agreement relating to Borrower; (iii) agrees to furnish the Financial Statements to Lender that Lender reasonably requests; (iv) agrees to those portions of this Agreement that apply to Guarantor; (v) acknowledges that this Agreement has been freely executed without duress and after an opportunity to consult with counsel; and (vi) confirms that Guarantor received a copy of this Agreement, the Guaranty, and the other documents Guarantor requested.

/s/ Leroy Nott	11/9/10	/s/ Scott Olmstead	11/9/10
Leroy Nott Individually	Date	Scott Olmstead Individually	Date
/s/ Mary Nott	11/9/10	/s/ Rhoda Olmstead	11/9/10
Mary Nott Individually	Date	Rhoda Olmstead Individually	Date

Paneltech Products, Inc.

/s/ Leroy Nott	11/9/10	/s/ Scott Olmstead	11/9/10
By: Leroy Nott Its: President	Date	By: Scott Olmstead Its: Secretary	Date

LENDER: Anchor Mutual Savings Bank

/s/ Jami Hanson	11/9/10
By: Jami Hanson Its: GH Business Banking Officer	Date